Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE BANK OF NEW YORK	TO THE HOLDERS OF: Corporate Bond-Backed Certificates Series 1998-CAT-1 Class A-1 Certificates CUSIP NUMBER: 219-87H-AQ8

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending :	March 01, 2011

INTEREST ACCOUNT
Balance as of September 01, 2010		$0.00
Scheduled Income received on securities		$704,435.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$701,435.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of March 01, 2011	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of September 01, 2010		$0.00
Scheduled Principal payment received on securities		$1,139,315.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$1,139,315.00
Distribution to Swap Counterparty	$0.00
Balance as of March 01, 2011	Subtotal	$0.00
	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: March 01, 2011

$50,000,000 7.375% Debentures

Issued by

CATERPILLAR INC

CUSIP# : 149-123-BE0